FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported) November 22, 2010

WESTMOUNTAIN DISTRESSED DEBT, INC.
 (Exact Name of Small Business Issuer as specified in its charter)

Colorado	000-53031	26-1315407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 North College Ave, Suite 200, Fort Collins, Colorado 80524
 (Address of principal executive offices including zip code)

(970) 530-0325
 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to West Mountain Distressed Debt, Inc.

Item 5.03 Amendments to Articles of Incorporation.

      Effective November 22, 2010, we amended our Articles of Incorporation to increase the number of authorized common shares to Two Hundred Million (200,000,000) shares from Fifty Million (50,000,000) shares. The par value of the common shares remains at $0.001 per share.

Item 8.01 Other Events.

      Effective with the commencement of trading on November 22, 2010, we reversed split our Common Shares. New Common Shares will be issued to shareholders in exchange for their Old Common Shares in the ratio of one New Common Share for each five Old Common Shares held, thus effecting a one-for-five reverse stock split. Fractional shares, if any, will be rounded up to the next whole number. There will be no change in the par value of the Common Shares. The exercise price and shares issuable upon exercise of all outstanding options will otherwise be adjusted to account for the reverse stock split.

Item 9.01 Exhibits.

Exhibit
Number	Description

3.3	2010 Articles of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVEMBER 22, 2010	WEST MOUNTAIN DISTRESSED DEBT, INC.

	By	/s/ Brian L. Klemsz
Brian L. Klemsz, President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive, Accounting and Financial Officer)